99.6 Effect of changes on Income Statement for Q1 2011 (000's, except for per share amounts).

	As reported
	Three months ended	Reclassify Primaloft	Q1 2011
	March 31,	to discontinued	reported in
	2011	operations	2012 format

Net sales	$206,722	($6,768)	$199,954
Cost of goods sold	117,877	(3,111)	114,766

Gross profit	88,845	(3,657)	85,188
Selling, general, and administrative expenses	47,476	(1,509)	45,967
Technical, product engineering, and research expenses	14,354	(241)	14,113
Restructuring and other, net	34	-	34
Pension settlement expense	-	-	-

Operating income	26,981	(1,907)	25,074
Interest expense, net	4,776	-	4,776
Other expense, net	4,813	-	4,813

Income before income taxes	17,392	(1,907)	15,485
Income tax expense/(benefit)	3,988	(721)	3,267

Income from continuing operations before earnings of associated companies	13,404	(1,186)	12,218
Equity in losses from associated companies	-	-	-

Income from continuing operations	13,404	(1,186)	12,218

Income from operations of discontinued business	4,650	1,907	6,557
Gain on sale of discontinued business	-	-	0
Income tax expense on discontinued operations	1,321	721	2,042
Income from discontinued operations	3,329	1,186	4,515
Net income	$16,733	$0	$16,733

Earnings per share - Basic
(Loss)/income from continuing operations	$0.43	($0.04)	$0.39
Discontinued operations	0.11	0.04	0.15
Net (loss)/income	$0.54	$0.00	$0.54

Earnings per share - Diluted
(Loss)/income from continuing operations	$0.43	($0.04)	$0.39
Discontinued operations	0.10	0.04	0.14
Net (loss)/income	$0.53	$0.00	$0.53

Shares used in computing earnings per share:
Basic	31,223	31,223	31,223
Diluted	31,384	31,384	31,384